EXHIBIT 99.1

Sangamo Therapeutics, Inc.
Point Richmond Tech Center
501 Canal Boulevard
Richmond, CA 94804
510-970-6000 | sangamo.com

Sangamo Therapeutics reports first QUARTER 2018 Financial Results

Conference Call and Webcast Scheduled for 8:00 a.m. Eastern Time Today

Richmond, California, May 8, 2018 – Sangamo Therapeutics, Inc. (NASDAQ: SGMO) today reported first quarter 2018 financial results and recent accomplishments.

“This is an exciting time for Sangamo; we expect potential clinical data readouts from 7 studies in 2018 and 2019, beginning in late summer of this year with anticipated data from our hemophilia A gene therapy and MPS II genome editing programs,” said Sandy Macrae, CEO of Sangamo. “In order to realize the potential of our platform technologies, we recently raised additional capital to strengthen our balance sheet. This funding will allow us to retain and invest in valuable programs for development and potential commercialization, particularly in select therapeutic areas including inherited metabolic diseases, rare CNS disorders, and immunology.”

Recent Highlights

Corporate

•	Strengthened balance sheet with public offering of common stock raising net proceeds of approximately $216 million
•	Established global collaboration and license agreement with Kite, a Gilead Company, for the development of next-generation cell therapies for oncology

Clinical

•	Treated the fourth patient in the SB-525 Phase 1/2 Alta Study for hemophilia A
•	Treated the fourth patient in the SB-913 Phase 1/2 CHAMPIONS Study for MPS II
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Received Clinical Trial Authorization (CTA) from the MHRA of the U.K. for enrollment of subjects in the ongoing Phase 1/2 clinical trial of SB-FIX for hemophilia B. The CTA allows enrollment of adolescent patients, ages 12-17, once preliminary safety and efficacy have been demonstrated in adults

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Awarded an $8 million grant from the California Institute of Regenerative Medicine (CIRM) to evaluate ST-400, a gene-edited cell therapy candidate, for the treatment of transfusion-dependent beta-thalassemia. ST-400 is being developed in collaboration with Bioverativ, a Sanofi Company

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After demonstrating safety at the first dose cohort in the SB-913 MPS II clinical trial, amended Phase 1/2 study protocol for SB-318 MPS I trial to begin enrolling patients directly into the second dose cohort

Research

•	Publication of preclinical murine study data from MPS II in vivo genome editing program in the April 2018 issue of Molecular Therapy
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Sangamo scientists or collaborators will deliver three oral and four poster presentations during the 21st Annual Meeting of the American Society of Gene & Cell Therapy (ASGCT) being held in Chicago, IL from May 16-19, 2018

First Quarter 2018 Financial Results

For the first quarter ended March 31, 2018, Sangamo reported a consolidated net loss of $20.2 million, or $0.23 per share, compared to a net loss of $16.6 million, or $0.23 per share, for the same period in 2017. As of March 31, 2018, the Company had cash, cash equivalents, marketable securities and interest receivable of $234.9 million. This balance does not include the $150 million upfront payment from the collaboration agreement with Kite, effective April 5th, or the approximately $216 million in net proceeds from the recent public offering of Sangamo’s common stock, which closed on April 30th.

Revenues for the first quarter ended March 31, 2018 were $12.6 million, compared to $3.4 million for the same period in 2017. The increase in revenues was primarily related to the hemophilia A collaboration and license agreement with Pfizer. First quarter 2018 revenues were primarily generated from Sangamo’s collaboration agreements with Pfizer and Bioverativ.

Total operating expenses for the first quarter ended March 31, 2018 were $33.6 million, compared to $20.2 million for the same period in 2017. Research and development expenses were $23.5 million for the first quarter of 2018, compared to $12.9 million for the same period in 2017. The increase was primarily due to clinical and manufacturing expenses in support of current clinical studies and investment in dedicated manufacturing capacity. General and administrative expenses were $10.1 million for the first quarter ended March 31, 2018, compared to $7.3 million for the same period in 2017. The increase was primarily due to salaries and related costs and other professional fees in support of overall Company growth.

Financial Guidance for 2018

The Company updates guidance as follows:

•	Operating Expenses: Sangamo expects that operating expenses will be in the range of $140 million to $150 million for year-end 2018, including non-cash stock-based compensation expense.
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Cash and Investments: Sangamo expects a year-end 2018 balance of cash, cash equivalents, marketable securities and interest receivable of at least $485 million. This anticipated cash balance is inclusive of research funding from existing collaborators and recent financings, but exclusive of funds arising from any additional new collaborations or partnerships or other sources of capital.

Conference Call

Sangamo will host a conference call today, May 8, 2018, at 8:00 a.m. ET, which will be open to the public. The call will also be webcast live and can be accessed via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations.

The conference call dial-in numbers are (877) 377-7553 for domestic callers and (678) 894-3968 for international callers. The conference ID number for the call is 1194369. For those unable to listen in at the designated time, a conference call replay will be available for one week following the conference call, from approximately 11:00 a.m. ET on May 8, 2018 to 11:00 a.m. ET on May 15, 2018. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 1194369.

About Sangamo

Sangamo Therapeutics is focused on translating ground-breaking science into genomic therapies that transform patients' lives using the Company's platform technologies in genome editing, gene therapy, gene regulation and cell therapy. For more information about Sangamo, visit www.sangamo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Sangamo’s current expectations. These forward looking statements include, without limitation, the expectation for potential clinical data readouts from 7 studies in 2018 and 2019, beginning in late summer of this year with anticipated data from our hemophilia A gene therapy and MPS II genome editing programs, that the recently received funding will allow us to retain and invest in valuable programs for development and potential commercialization, particularly in select therapeutic areas including inherited metabolic diseases, rare CNS disorders, and immunology, the expectation that we will begin to enroll patients directly into the second dose cohort in the Phase 1/2 study protocol for SB-318 MPS I trial, the expectation that Sangamo scientists or collaborators will deliver three oral and four poster presentations during the 21st Annual Meeting of the American Society of Gene & Cell Therapy (ASGCT) being held in Chicago, IL from May 16-19, 2018, and the year-end financial guidance provided related to operating expense and cash, cash equivalents, marketable securities and interest receivable. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the dependence on the success of clinical trials of lead programs, the lengthy and uncertain regulatory approval process, uncertainties related to the initiation and completion of clinical trials, whether clinical trial results will validate and support the safety and efficacy of Sangamo’s therapeutics, the reliance on partners and other third-parties to meet their clinical and manufacturing obligations, and the ability to maintain strategic partnerships. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Sangamo and its partners will be able to develop commercially viable product candidates. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in Sangamo’s operations and business environments. These risks and uncertainties are described more fully in Sangamo’s Annual Report on Form 10-K and Current Report on Form 8-K as filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Sangamo undertakes no duty to update such information except as required under applicable law.

Contact

Sangamo Therapeutics, Inc.

McDavid Stilwell

(510) 970-6000, x219

mstilwell@sangamo.com

Varant Shirvanian

(510) 970-6000, x205

vshirvanian@sangamo.com

-more-

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited; in thousands, except per share data)

Statement of Operations Data:
	Three months ended March 31,
	2018	2017

Revenues:
Collaboration agreements	$12,551	$3,306
Research grants	86	119
Total revenues	12,637	3,425

Operating expenses:
Research and development	23,547	12,942
General and administrative	10,087	7,275
Total operating expenses	33,634	20,217
Loss from operations	(20,997)	(16,792)
Interest and other income, net	810	160
Net loss	$(20,187)	$(16,632)
Basic and diluted net loss per common share	$(0.23)	$(0.23)
Shares used in computing basic and diluted net loss per common share	86,334	71,025

SELECTED BALANCE SHEET DATA
	March 31, 2018	December 31, 2017
Cash, cash equivalents, marketable securities and interest receivable	$234,885	$244,560
Total assets	281,168	286,741
Total stockholders' equity	182,365	187,900

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